              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            TCW/DW CORE EQUITY TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                        _                                   _
                       |        ______________________  |
FORMULA:               |       |           |
                       |  /\ n |          ERV         |
              T  =     |    \  |     -------------   | - 1
                       |     \ |           P        |
                       |      \|           |
                       |_                  _|

              T = AVERAGE ANNUAL COMPOUND RETURN
              n = NUMBER OF YEARS
            ERV = ENDING REDEEMABLE VALUE
              P = INITIAL INVESTMENT

                                                                (A)
  $1,000        ERV AS OF      AGGREGATE     NUMBER OF     AVERAGE ANNUAL
INVESTED - P    31-Mar 97    TOTAL RETURN    YEARS - n    TOTAL RETURN - T
------------    ---------    ------------    ---------    ----------------
  31-Mar-96     $1,033.10       3.31%           1.00            3.31%
  29-May-92     $1,615.40      61.54%           4.84           10.42%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                        _                                   _
                       |        ______________________  |
FORMULA:               |       |           |
                       |  /\ n |           EV         |
              t  =     |    \  |     -------------   | - 1
                       |     \ |           P        |
                       |      \|           |
                       |_                  _|

                           EV
             TR  =     ----------  - 1
                           P

              t = AVERAGE ANNUAL COMPOUND RETURN
                  (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              n = NUMBER OF YEARS
             EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              P = INITIAL INVESTMENT
             TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                (C)                            (B)
   $1,000       EV AS OF       TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P    31-Mar-97    RETURN - TR    YEARS - n    TOTAL RETURN - t
------------    ---------    -----------    ---------    ----------------
 31-Mar-96      $1,083.10        8.31%         1.00             8.31%
 29-May-92      $1,635.40       63.54%         4.84            10.70%

(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION

                  TOTAL            (D) GROWTH OF             (E) GROWTH OF             (F) GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT - G    $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
------------    -----------    ----------------------    ----------------------    -----------------------
  29-May-92         63.54             $16,354                   $81,770                  $163,540